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                                                                  EXHIBIT (J)(1)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement (Form N-1A) and the related Prospectus and Statement of Additional Information of Van Kampen Emerging Growth Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment
No. 61 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-33214) and in this Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2424).



                                             /s/ ERNST & YOUNG LLP


Chicago, Illinois
September 22, 2000